UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 12, 2016

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code 310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02              Unregistered Sales of Equity Securities

As reported on Form 8-K filed on September 16, 2016, on September 12, 2016, Emmaus Life Sciences, Inc. (“we,” “our,” “Emmaus” or the “company”) entered into a letter agreement with KPM Tech Co., Ltd. (“KPM”) and Hanil Vacuum Co., Ltd. (“Hanil”), which the parties agree that KPM and Hanil will purchase by September 30, 2016 $17 million and $3 million, respectively, of shares of our common stock at a price of $4.50 per share.  See the information in Item 1.01 of the Form 8-K, which is incorporated herein by reference.

The shares to be purchased by KPM and Hanil will be issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	EMMAUS LIFE SCIENCES, INC.
September 30, 2016

	By:	/s/ YUTAKA NIIHARA
	Name:	Yutaka Niihara, M.D., M.P.H.
	Title:	Chief Executive Officer